(Amended and Restated as of May 15, 2009)	Exhibit 3.1
AMENDED AND RESTATED BYLAWS
OF
PICO HOLDINGS, INC.
ARTICLE I
OFFICES
Section 1.1 Principal Offices. The board of directors (the “Board of Directors”) shall fix the location of the principal executive office of PICO Holdings, Inc. (the “Corporation”) at any place within the State of California.
Section 1.2 Other Offices. The Board of Directors may at any time establish other offices at any place or places where the Corporation is qualified to do business.
ARTICLE II
MEETINGS OF SHAREHOLDERS
Section 2.1 Place of Meetings.
     (a) Meetings of shareholders shall be held at any place within or outside the State of California designated by the Board of Directors. In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the Corporation.
     (b) A meeting of the shareholders may be conducted in whole or in part, by electronic transmission by and to the Corporation or by electronic video screen communication if:
     (i) the Corporation implements reasonable measures to provide shareholders (in person or by proxy) a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders; and
     (ii) the Corporation maintains a record of the vote or action and any shareholder votes or other shareholder action is taken at the meeting by means of electronic transmission to the Corporation or electronic video screen communication.
     Any request by the Corporation to a shareholder under Section 20(b) of the California Corporations Code (the “California Code”) for consent to conduct a meeting of shareholders by electronic transmission must include a notice that absent consent of the shareholder, the meeting will be held at a physical location.
Section 2.2 Annual Meeting. The annual meeting of shareholders shall be held on such day and at such hour as may be fixed by the Board of Directors. At this meeting, directors of the Corporation (“Directors”) shall be elected, and any other proper business may be transacted.

Section 2.3 Special Meeting. A special meeting of the shareholders may be called at any time by the Board of Directors, or by the Chairman of the Board or President, or by one or more shareholders entitled to cast in the aggregate not less than 10% of the votes at that meeting. Upon request in writing sent by registered mail or delivered personally to the Chairman of the Board, the President, any Vice President, or the Secretary of the Corporation by any person or person (other than the Board of Directors) entitled to call a special meeting of shareholders (such request, if sent by a shareholder or shareholders, to include the information required by Section 2.13 of these bylaws), it shall be the duty of such officer, subject to the immediately preceding sentence, to cause notice to be given to the shareholders then entitled to vote that a meeting will be held at the time requested by the person or persons calling the meeting, such time to be not less than thirty-five (35) nor more than sixty (60) days after the receipt of such request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons entitled to call the meeting may give the notice. Nothing contained in this Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.
Section 2.4 Notice of Shareholders’ Meetings. Notices of any meetings of shareholders shall be sent or otherwise given, in the manner prescribed by Section 2.5, not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which Directors are to be elected shall include the name of any nominee whom, at the time of the notice, management intends to present for election. If action is proposed to be taken at any meeting pursuant to (i) Section 310 (contract or transaction in which a Director has a direct or indirect financial interest), (ii) Section 902 (amendment of the Articles of Incorporation), (iii) Section 1152 (approval of a plan of conversion into an other business entity), (iv) Section 1201 (reorganization of the corporation), (v) Section 1900 (voluntary dissolution of the corporation), or (v) Section 2007 (distribution in dissolution) of the California Code, the notice shall also state the general nature of that proposal; provided, however, that unanimous approval by those entitled to vote on such proposal shall be valid notwithstanding the omission from the notice of a statement concerning the general nature of the proposal. If the meeting is to be held in whole or in part by electronic transmission, the notice shall state the means of electronic transmission by and to the Corporation or electronic video screen communication, if any, by which shareholders may participate in the meeting.
Section 2.5 Manner of Giving Notice; Affidavit of Notice. Notice of any meeting of shareholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. If no such address appears on the Corporation’s books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the Corporation’s principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication. If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the Corporation for a period of one year from the date of the giving of the notice. An affidavit of the mailing or other means of giving any notice of any shareholders’ meeting shall be executed by the Secretary, Assistant Secretary, or any transfer agent of the Corporation giving the notice, and shall be filed and maintained in the minute book of the Corporation.
Section 2.6 Adjourned Meeting; Notice. Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 2.7. When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the Board of Directors shall set a new record date and shall give notice of such adjourned meeting to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.4 and 2.5. At any adjourned meeting for which no new record date and notice are required hereunder, the Corporation may transact any business which might have been transacted at the original meeting.
Section 2.7 Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.
Section 2.8 Voting. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 2.11, subject to the provisions of Section 702 to 704, inclusive, of the California Code (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership). The shareholders’ vote may be by voice vote or by ballot; provided, however, that any election for Directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than elections of Directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of Directors) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the California Code or by the articles of incorporation of the Corporation (as may be amended, restated, supplemented or otherwise modified from time to time, the “Articles of Incorporation”). At a shareholders’ meeting at which Directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of the shareholder’s shares) unless the candidates’ names have been placed in nomination prior to commencement of the voting (in accordance with the provisions of Section 2.13) and a shareholder has given notice at the meeting prior to commencement of the voting of the shareholder’s intention to cumulate votes. If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which that shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes, up to the number of Directors to be elected, shall be elected.
Section 2.9 Waiver of Notice or Consent by Absent Shareholders. The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes. The waiver of notice or consent or approval of minutes need not specify either the business or the purpose of any annual or special meeting of shareholders, except for those matters described in Section 2.4. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be but not included in the notice of the meeting if that objection is expressly made at the meeting.
Section 2.10 Shareholder Action by Written Consent Without a Meeting. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. Notwithstanding the foregoing sentence, no Director may be elected by written consent unless such consent is by unanimous written consent of all shares entitled to vote for the election of Directors; provided, however, that a Director may be elected at any time, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of Directors, to fill a vacancy (unless such vacancy is created by removal) on the Board of Directors unless previously filled by action of the Board of Directors.
All written consents shall be filed with the Secretary of the Corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder’s proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the Secretary of the Corporation before written consents of the number of shares (including those whose consent is sought to be revoked) required to authorize the proposed action have been filed with the

Secretary. If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the Secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. This notice shall be given in the manner specified in Section 2.5. In the case of approval of any action pursuant to Section 310 (contract or transaction in which a Director has a direct or indirect financial interest), Section 317 (indemnification of any agent of the Corporation in a proceeding or action), Section 1152 (approval of a plan of conversion into an other business entity), Section 1201 (reorganization of the Corporation), Section 1900 (reorganization of the Corporation), or Section 2007 (distribution in dissolution) of the California Code, the notice of such corporate action shall be given at least ten (10) days before the consummation of any action authorized by that approval.
Section 2.11 Record Date for Shareholder Notice, Voting, and Giving Consents. For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting. Only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the California Code.
If the Board of Directors does not so fix a record date:
     (a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.
     (b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given; or (ii) when prior action of Board of Directors has been taken or for any other purpose, shall be at the close of business on the day on which the Board of Directors adopted the resolution relating to that action, or the sixtieth (60th) day before the date of such other action by the Board of Directors, whichever is later.
Section 2.12 Proxies. Every person entitled to vote for Directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the shareholder or by shareholder’s attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked, or by a subsequent proxy presented to the meeting and executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the California Code.
Section 2.13 Advance Notice of Shareholder Business and Director Nominations.
     (a) Annual Meetings of Shareholders.
     (i) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or any duly authorized committee thereof, or (c) by any shareholder of the Corporation who was a shareholder of record of the Corporation at the time the notice provided for in this Section 2.13 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 2.13.
     (ii) For nominations or other business to be properly brought before an annual meeting of shareholders by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and any such proposed business must constitute a proper matter for shareholder action under the California Code. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. To be in proper written form, a shareholder’s notice to the Secretary (whether pursuant to this Section 2.13(a)(ii) or Section 2.13(b)) must set forth:
     (A) as to each person, if any, whom the shareholder proposes to nominate for election as a Director (x) all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (y) such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected;

     (B) if the notice relates to any business (other than the nomination of persons for election as Directors) that the shareholder proposes to bring before the meeting, (w) a brief description of the business desired to be brought before the meeting, (x) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), (y) the reasons for conducting such business at the meeting, and (z) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and
     (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (v) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (w) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially and of record by such shareholder and by such beneficial owner, and (x) any derivative positions with respect to shares of capital stock of the Corporation held or beneficially held by or on behalf of such shareholder and by or on behalf of such beneficial owner, the extent to which any hedging or other transaction or series of transactions has been entered into with respect to the shares of capital stock of the Corporation by or on behalf of such shareholder and by or on behalf of such beneficial owner, and the extent to which any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such shareholder and such beneficial owner with respect to shares of capital stock of the Corporation, (y) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (z) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (aa) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (bb) otherwise to solicit proxies from shareholders in support of such proposal or nomination.
The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine (x) the eligibility of such proposed nominee to serve as a Director, and (y) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation.
     (iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 2.13 to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 2.13 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
     (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any duly authorized committee thereof or (2) provided that the Board of Directors or any duly authorized committee thereof has determined that Directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this Section 2.13 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section 2.13. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more Directors to the Board of Directors, any such shareholder entitled to vote in such election of Directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice in the same form as required by paragraph (a)(ii) of this Section 2.13 shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.
     (c) General.
     (i) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.13 shall be eligible to be elected at an annual or special meeting of shareholders of the Corporation to serve as Directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.13. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.13 and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 2.13, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.13, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be considered, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.13, to be considered a qualified representative of the shareholder, a person must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.
     (ii) For purposes of this Section 2.13, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the United States Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.
     (iii) Nothing in this Section 2.13 shall be deemed to affect any rights of shareholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act.
Section 2.14 Inspectors of Election. Before any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the Chairman of the meeting may, and on the request of any shareholder or proxy holder shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting pursuant to such request, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may, and upon the request of any shareholder or proxy holder shall, appoint a person to fill that vacancy.
These inspectors shall:
     (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;
     (b) Receive votes, ballots, or consents;
     (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;
     (d) Count and tabulate all votes or consents;
     (e) Determine when the polls shall close;
     (f) Determine the result; and

     (g) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.
ARTICLE III
DIRECTORS
Section 3.1 Powers. Subject to the provisions of the California Code and any limitations in the Articles of Incorporation and these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed, and all corporate powers shall be exercised by or under the direction of, the Board of Directors.
Without prejudice to these general powers, and subject to the same limitations, the Directors shall have the power to:
     (a) Select and remove all officers, agents, and employees of the Corporation; prescribe any powers and duties for them that are consistent with law, with the Articles of Incorporation, and with these bylaws; fix their compensation; and require from them security for faithful service.
     (b) Establish or change the principal executive office or the principal business office in the State of California from one location to another; cause the Corporation to be qualified to do business in any other state, territory, dependency, or country and conduct business within or without the State of California; and designate any place within or without the State of California for the holding of any shareholders’ meeting, or meetings, including annual meetings.
     (c) Adopt, make, and use a corporate seal; prescribe and alter the forms of certificates of stock.
     (d) Authorize the issuance of shares of stock of the Corporation on any lawful terms, in consideration of money paid, labor done, services actually rendered to the Corporation or for its benefit or in its formation or reorganization, debts or securities cancelled, or tangible or intangible property actually received either by the issuing Corporation or by a wholly owned subsidiary.
     (e) Borrow money and incur indebtedness on behalf of the Corporation, and cause to be executed and delivered for the Corporation’s purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and securities.
Section 3.2 Number and Qualification of Directors. The authorized number of Directors on the Board of Directors shall not be less than five (5) nor more than nine (9) until changed by a bylaw duly adopted in accordance with Article IX, or by an amendment of the Articles of Incorporation to permit the authorized number of Directors to be set other than in the bylaws. The exact number of Directors shall be set by the Board of Directors within the specified limits.

Section 3.3 Election and Term of Office of Directors. Directors shall be divided into three (3) classes, as nearly equal in number as possible. A Director shall be elected for a term of office expiring at the third succeeding annual meeting of the shareholders after his or her election, and until his or her successor is duly elected and qualified. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.
Section 3.4 Vacancies. Vacancies in the Board of Directors, including vacancies created by the removal of a Director or an increase in the authorized number of Directors, may be filled by a majority of the remaining Directors, provided that if the number of remaining Directors then in office is less than a quorum, such vacancy may be filled only by (a) the unanimous written consent of the Directors then in office, (b) the affirmative vote of a majority of the Directors then in office at a duly held meeting, or (c) a sole remaining Director. Each Director so elected shall hold office for a term expiring at the next annual meeting of shareholders at which the term of the class of Directors to which such Director has been elected expires and until his or her successor is duly elected and qualified.
A vacancy in the Board of Directors shall be deemed to exist in the event of the death, resignation, or removal of any Director, or if the Board of Directors by resolution declares vacant the office of a Director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of Directors is increased, or if the shareholders fail, at any meeting of shareholders at which any Director or Directors are elected, to elect the number of Directors to be voted for at that meeting. The shareholders may elect a Director at any time to fill any vacancy not filled by the Directors. Any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote; provided, however, that in the case of a vacancy created by removal, election to fill such vacancy by written consent requires the consent of all the outstanding shares entitled to vote. Any Director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation of a Director is effective at a future time, a successor may be elected to take office when the resignation becomes effective. Any reduction of the authorized number of Directors does not remove any Director prior to the expiration of such Director’s term of office.
Section 3.5 Chairman of the Board. The Board of Directors may appoint a Chairman of the Board, who, at the discretion of the Board of Directors, may or may not be an officer of the Corporation. The Chairman of the Board shall, if such person is elected, preside at the meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board of Directors, or as may be prescribed by these bylaws.
Section 3.6 Place of Meetings and Meetings by Telephone. Regular meetings of the Board of Directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the Board of Directors. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the Board of Directors shall be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the Corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Directors participating in the meeting can hear one another, and all such Directors shall be deemed to be present in person at the meeting.
Section 3.7 Annual Meeting. Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, any desired election of officers, and the transaction of other business. Notice of this meeting shall not be required.
Section 3.8 Other Regular Meetings. Other regular meetings of the Board of Directors shall be held without call at such time as shall from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice.
Section 3.9 Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board or the President or any Vice President or the Secretary or any two Directors. Notice of the time and place of special meetings shall be delivered personally or by telephone to each Director or sent by first-class mail or telegram, charges prepaid, addressed to each Director at that Director’s address as it is shown on the records of the Corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally or by telephone or telegram, it shall be so delivered at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice may be communicated either to the Director personally or to any person at his or her office who the person giving the notice has reason to believe will promptly communicate it to the Director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the Corporation.
Section 3.10 Quorum. A majority of the authorized number of Directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.12. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of Section 310 of the California Code (as to approval of contracts or transactions in which a Director has a direct or indirect material financial interest) and Section 317(e) of the California Code (as to indemnification of Directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for that meeting.
Section 3.11 Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Director who attends the meeting without protesting before or at its commencement the lack of notice to such Director.

Section 3.12 Adjournment. A majority of the Directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.
Section 3.13 Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting to the Directors who were not present at the time of the adjournment.
Section 3.14 Action Without Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board of Directors shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors.
Section 3.15 Fees and Compensation of Directors. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors. This Section 3.15 shall not be construed to preclude any Director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.
ARTICLE IV
COMMITTEES
Section 4.1 Committees of Directors. The Board of Directors may, by resolution adopted by a majority of the authorized number of Directors, designate one or more committees, each consisting of two or more Directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate, by a vote of a majority of the authorized number of Directors, one or more Directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the Board of Directors, shall have all the authority of the Board of Directors, except with respect to:
     (a) the approval of any action which, under the California Code, also requires shareholders’ approval or approval of the outstanding shares;
     (b) the filling of vacancies on the Board of Directors or in any committee;
     (c) the fixing of compensation of the Directors for serving on the Board of Directors or on any committee;
     (d) the amendment or repeal of bylaws or the adoption of new bylaws;
     (e) the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

     (f) a distribution to the shareholders of the Corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or
     (g) the appointment of any other committees of the Board of Directors or the members of these committees.
Section 4.2 Meetings and Action of Committees. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws. In the absence of rules adopted by the Board of Directors, these bylaws shall govern the meetings and actions of committees, with such changes in application of these bylaws as are necessary or appropriate for any committee.
ARTICLE V
OFFICERS
Section 5.1 Officers. The officers of the Corporation shall be a President, a Secretary, and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, one or more Vice Presidents (including any Executive Vice Presidents), one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of 5.3. Any number of offices may be held by the same person.
Section 5.2 Election of Officers. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.
Section 5.3 Subordinate Officers. The Board of Directors may appoint, and may empower the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the Board of Directors may from time to time determine.
Section 5.4 Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting of the Board of Directors, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.
Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Section 5.5 Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.
Section 5.6 Powers and Duties of Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in these bylaws, in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.
ARTICLE VI
INDEMNIFICATION OF DIRECTORS,
OFFICERS, EMPLOYEES AND OTHER AGENTS
Section 6.1 Indemnification — General. The Corporation shall, to the maximum extent and in the manner permitted by the California Code, indemnify each of its directors and officers against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any civil, criminal, administrative or investigative action, suit or proceeding, whether threatened, pending or completed, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Article VI, a “director” or “officer” of the Corporation includes any person (a) who is or was a director or officer of the Corporation, (b) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was a director or officer of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.
Section 6.2 Expenses.
     (a) The Corporation shall pay the Expenses incurred by a director or officer in defending any proceeding for which the Corporation is indemnifying such director or officer in advance of its final disposition, provided, however, that the payment of expenses incurred by such director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article VI or otherwise.
     (b) For the purposes of this Article VI, the term “Expenses” shall include all reasonable out of pocket fees, costs and expenses, including without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with defending, preparing to defend, or investigating an action, suit or proceeding, whether civil, criminal, administrative or investigative but shall exclude the costs of acquiring and maintaining an appeal or supersedeas bond or similar instrument. For the avoidance of doubt, “Expenses” shall not include (a) any amounts incurred in an action, suit or proceeding in which the director or officer is a plaintiff and (b) any amounts incurred in connection with any non-compulsory counterclaim brought by the director or officer.
Section 6.3 Limitations. The Corporation shall not indemnify a director or officer or advance a director or officer’s Expenses if the action, suit or proceeding alleges (a) claims under Section 16 of the Exchange Act, or (b) violations of federal or state insider trading laws, unless, in the case of this clause (b), a director or officer has been successful on the merits or settled the case with both court approval and the written consent of the Corporation, in which case the Corporation shall indemnify and reimburse the director or officer.
Section 6.4 Non-Exclusivity of Rights. The rights conferred on any person by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, these Bylaws, agreement, vote of shareholders or disinterested directors or otherwise. All rights to indemnification under this Article VI shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity or is or was serving at the request of the Corporation as a director, officer, employee, duly authorized attorney-in-fact or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity at any time while this Article VI is in effect.
Section 6.5 Reliance. Any person who after the date of the adoption of this provision becomes or remains a director or officer of the Corporation or who, while a director or officer of the Corporation, becomes or remains at the request of the Corporation a director, officer, employee, duly authorized attorney-in-fact or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article VI in entering into or continuing such service. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall apply to claims made against an such person arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.
Section 6.6 Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under Section 6.1 as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred and suffered by such person and for which indemnification is available to such person pursuant to this Article VI to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the full extent permitted by applicable law.
Section 6.7 Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

Section 6.8 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation, or such person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under California law.
Section 6.9 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection under this Article VI of any person in respect of any act or omission occurring prior to the time of such repeal or modification.
Section 6.10 Subrogation. In the event of payment under this Article VI, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the director or officer (under any insurance policy or otherwise), who shall execute all papers required and shall do everything necessary to secure such rights, including the execution of such documents necessary to enable the Corporation to effectively bring suit to enforce such rights.
Section 6.11 Notice by Indemnified Person. The director or officer shall promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification or reimbursement of Expenses covered by this Article VI. As a condition to indemnification or reimbursement of expenses, any demand for payment by such director or officer hereunder shall be in writing and shall provide an accounting of the amounts to be paid by Corporation (which shall include detailed invoices and other relevant documentation).
ARTICLE VII
RECORDS AND REPORTS
Section 7.1 Inspection of Share Register. A shareholder or shareholders of the Corporation (a) holding at least five percent (5%) in the aggregate of the outstanding voting shares of the Corporation or (b) who hold at least 1% of those voting shares and have filed a Schedule 14A with the United States Securities and Exchange Commission may (i) inspect and copy the records of shareholders’ names and addresses and shareholdings during usual business hours on five (5) business days prior written demand on the Corporation, and/or (ii) obtain from the transfer agent of the Corporation, if any, on written demand and on the tender of such transfer agent’s usual charges for such list, a list of the shareholder’s names and addresses, who are entitled to vote for the election of Directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. This list shall be made available to any such shareholder by the transfer agent on or before the later of five (5) business days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled. The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this Section 7.1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.
Section 7.2 Maintenance and Inspection of Bylaws. The Corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in this state, the original or a copy of the bylaws, as amended, restated, supplemented or otherwise modified to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside the State of California and the Corporation has no principal business office in this state, the Secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of the then current bylaws.
Section 7.3 Maintenance and Inspection of Other Corporate Records. The accounting books and records and minutes of proceedings of the shareholders and the Board of Directors and any committee or committees of the Board of Directors shall be kept at such place or places designated by the Board of Directors or, in the absence of such designation, at the principal executive office of the Corporation. The minutes shall be kept in written form; and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The foregoing documents shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the Corporation.
Section 7.4 Inspection by Directors. Every Director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Corporation and each of its subsidiary corporations. Such inspection by a Director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.
Section 7.5 Annual Statement of General Information. The Corporation shall, during the period commencing on the first day of the fifth preceding month and ending on the end of month of incorporation in each year, file with the Secretary of State of the State of California, on the form prescribed by the California Secretary of State, the information required by Section 1502 of the California Code.
ARTICLE VIII
GENERAL CORPORATE MATTERS
Section 8.1 Record Date for Purposes Other Than Notice and Voting. For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting), the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action, and in that case only shareholders of record on the date so fixed are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date so fixed, except as otherwise provided in the California Code. If the Board of Directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.
Section 8.2 Checks, Drafts, Evidences of Indebtedness. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.
Section 8.3 Corporate Contracts and Instruments; How Executed. The Board of Directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
Section 8.4 Certificate for Shares. Shares of the capital stock of the Corporation may be certificated or uncertificated, as provided under Section 416 of the California Code. Upon written request to the transfer agent or registrar of the Corporation, a certificate or certificates for shares of the capital stock of the Corporation shall be issued to each shareholder when any of these shares are fully paid, and the Board of Directors may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid; provided, however, the Board of Directors may provide by resolution that some or all of any or all classes or series of stock may be represented by uncertificated shares. All certificates shall be signed in the name of the Corporation by the Chairman of the Board or Vice Chairman of the Board or the President or any Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the Corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.
Section 8.5 Lost Certificates. Except as provided in this Section 8.5, no certificates for shares or uncertificated shares shall be issued to replace an old certificate unless such old certificate is surrendered to the Corporation and cancelled at the same time. The Board of Directors may, in case any share certificate or certificate for any security is lost, stolen, destroyed or mutilated, authorize the issuance of either a replacement certificate or uncertificated shares on such terms and conditions as the Board of Directors may require, including a provision for the indemnification of the Corporation that is secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, destruction or mutilation of the certificate or the issuance of such replacement certificate or uncertificated shares.
Section 8.6 Representation of Shares of Other Corporations. The Chairman of the Board, the President, or any Vice President, or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the Corporation. The authority granted to these officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.
Section 8.7 Construction and Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the California Code shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.
ARTICLE IX
AMENDMENTS
Section 9.1 Amendment by Shareholders. Subject to any provisions in the Articles of Incorporation of the Corporation which require a greater vote of the shareholders to amend or repeal, or to adopt provisions inconsistent with, these bylaws or any provisions hereof, new bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation of the Corporation set forth the authorized number of Directors of the Corporation, the authorized number of Directors may be changed only by an amendment of the Articles of Incorporation.
Section 9.2 Amendment by Directors. Subject to the rights of the shareholders as provided in Section 9.1, bylaws may be adopted, amended or repealed by the Board of Directors.

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